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                                                                    EXHIBIT 23.2





                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-48710) of UNIFAB International, Inc. and Registration Statement (Form S-8 No. 333-49239) pertaining to the UNIFAB International, Inc. Long-Term Incentive Plan and Restricted Stock Agreements with Certain Employees of our report dated April 9, 2002, except for Note 16, as to which the date is July 3, 2003 with respect to the consolidated financial statements of UNIFAB International, Inc., included in this Current Report (Form 8-K).


                                            /s/ Ernst & Young LLP


    New Orleans, Louisiana
    July 16, 2003



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